UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Acquisition of GEP Haynesville, LLC

On November 3, 2021, Southwestern entered into an Agreement and Plan of Merger with Mustang Acquisition Company, LLC (“Mustang”), GEP Haynesville, LLC (“GEPH”) and GEPH Unitholder Rep, LLC (the “GEPH Merger Agreement”). Pursuant to the terms of the GEPH Merger Agreement, GEPH merged with and into Mustang, a subsidiary of Southwestern, and became a wholly-owned subsidiary of Southwestern (the “GEPH Merger”). The GEPH Merger closed on December 31, 2021 and expanded the Company’s operations in the Haynesville.

Under the terms and conditions of the GEPH Merger Agreement, the outstanding equity interests in GEPH were cancelled and converted into the right to receive $1,269 million in cash consideration and 99,337,748 shares of Southwestern common stock. These shares of Southwestern common stock had an aggregate dollar value equal to approximately $463 million, based on the closing price of $4.66 per share of Southwestern common stock on the NYSE on December 31, 2021. In addition, the Company assumed GEPH’s revolving line of credit balance of $81 million as of December 31, 2021. This balance was subsequently repaid using our revolving line of credit, and the GEPH revolving line of credit was retired on December 31, 2021.

On December 22, 2021, the Company entered into a term loan credit agreement with a group of lenders that provided for a $550 million secured term loan facility which matures in June 2027 (the “Term Loan”). As of December 31, 2021, the Company had borrowings under this Term Loan of $550 million. The net proceeds from the initial loans of $542 million were used to fund a portion of the cash consideration for the GEPH Merger on December 31, 2021. The then current borrowings under the Term Loan carried an interest rate of 3.00% as of December 31, 2021.

On December 22, 2021, Southwestern closed its public offering of $1,150 million aggregate principal amount of its 4.75% Senior Notes due 2032 (the “2032 Notes”), with net proceeds from the offering totaling $1,133 million after underwriting discounts and offering expenses. A portion of the net proceeds of this offering were used to fund the remaining portion of the cash consideration for the GEPH Merger at closing.

Acquisition of Indigo Natural Resources LLC
On June 1, 2021, Southwestern entered into an Agreement and Plan of Merger with Ikon Acquisition Company, LLC (“Ikon”), Indigo Natural Resources LLC (“Indigo”) and Ibis Unitholder Representative LLC (the “Indigo Merger Agreement”). Pursuant to the terms of the Indigo Merger Agreement, Indigo merged with and into Ikon, a subsidiary of Southwestern, and became a subsidiary of Southwestern (the “Indigo Merger” and together with the “GEPH Merger” the “Mergers”). On August 27, 2021, Southwestern’s stockholders voted to approve the Indigo Merger and the transaction closed on September 1, 2021. The Indigo Merger established Southwestern’s natural gas operations in the Haynesville and Bossier formations.
The outstanding equity interests in Indigo were cancelled and converted into the right to receive (i) $373 million in cash consideration, subject to adjustment as provided in the Indigo Merger Agreement, and (ii) 337,827,171 shares of Southwestern common stock. These shares of Southwestern common stock had an aggregate dollar value equal to approximately $1,588 million, based on the closing price of $4.70 per share of Southwestern common stock on the NYSE on September 1, 2021. Additionally, Southwestern assumed $700 million in aggregate principal amount of Indigo’s 5.375% Senior Notes due 2029 (the “Indigo Notes”) with a fair value of $726 million as of September 1, 2021, which were subsequently exchanged for $700 million of newly issued 5.375% Senior Notes due 2029. In addition, the Company assumed Indigo’s revolving line of credit balance of $95 million as of September 1, 2021. This balance was subsequently repaid, and the Indigo revolving line of credit was retired on September 1, 2021.

Unaudited Pro Forma Condensed Combined Statement of Operations

The following unaudited pro forma condensed combined statement of operations has been derived from the historical consolidated statements of operations of Southwestern, from the historical financial activity of Indigo through August 31, 2021, as the Indigo Merger was completed on September 1, 2021, and from the historical financial activity of GEPH through December 31, 2021, the date the GEPH Merger was completed. Certain of Indigo’s and GEPH’s historical amounts have been reclassified to conform to Southwestern’s financial statement presentation. The unaudited pro forma condensed combined balance sheet and supplemental pro forma oil and natural gas reserves information as of December 31, 2021 are not presented as both Mergers had been completed and such transactions are already reflected in the Southwestern balance sheet and supplemental oil and natural gas reserves information as of that date, and are reflected in the Company’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 1, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to the Mergers and related transactions as if each transaction had been completed on January 1, 2021.

The Mergers were accounted for using the acquisition method of accounting with Southwestern identified as the acquirer. Under the acquisition method of accounting, Southwestern recorded assets acquired and liabilities assumed at their respective acquisition date fair values as of the closing dates of the respective Mergers.

The unaudited pro forma condensed combined statement of operations reflect the following Merger-related pro forma adjustments, based on available information and certain assumptions that Southwestern believes are reasonable:

•adjustments to conform Indigo’s and GEPH’s historical accounting policies related to oil and natural gas properties from the successful efforts method of accounting to the full cost method of accounting used by Southwestern;
•the impact on interest expense associated with Southwestern’s $373 million borrowing on its credit facility to fund the cash portion of the Indigo acquisition consideration and the assumption of the Indigo Notes as well as repayment in full and termination of Indigo’s revolving credit facility, each of which occurred in connection with the consummation of the Indigo Merger;
•the impact on interest expense associated with Southwestern’s $550 million borrowing on its Term Loan and $727 million portion of the 2032 Notes offering used to fund the cash portion of the GEPH acquisition consideration as well as repayment in full and termination of GEPH’s revolving credit facility, each of which occurred in connection with the consummation of the GEPH Merger;
•the impact on interest expense associated with the interest capitalized on the unevaluated oil and gas properties balances acquired in the respective Mergers;
•adjustments to conform the classification of revenues and expenses in Indigo’s historical statement of operations to Southwestern’s classification for similar revenues and expenses; and
•the recognition of estimated tax impacts of the pro forma adjustments.
Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined statement of operations. In Southwestern’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. These pro forma adjustments are directly attributable to the Mergers and are based on available information and certain assumptions that Southwestern believes are factually supportable.
The assets acquired and liabilities assumed from Indigo and GEPH were recorded at their preliminary estimated fair values as of their respective acquisition close dates. Certain data and studies necessary to complete the purchase price allocation are still under evaluation, including, but not limited to, the final actualization of accrued liabilities and receivable balances, the valuation of natural gas and oil properties and the resolution of certain matters that the Company is indemnified for under the Indigo Merger Agreement for which not enough information is available to assess the final fair value of at this time. The Company will finalize the purchase price allocation during the twelve-

month period following the acquisition date, during which time the value of the assets and liabilities may be revised as appropriate.
The unaudited pro forma condensed combined statement of operations is not intended to represent what Southwestern’s results of operations would have been had the Mergers actually been consummated on the assumed date nor does it purport to project the future operating results of the combined company following the Mergers. The unaudited pro forma condensed combined statement of operations does not reflect future events that may occur after the Mergers, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. Specifically, the unaudited pro forma condensed combined statement of operations does not include projected synergies expected to be achieved as a result of the Mergers and any associated costs that may be required to be incurred to achieve the identified synergies. The unaudited pro forma condensed combined statement of operations includes certain transaction costs which have been incurred as well as costs associated with restructuring and integration activities associated with the respective Mergers but exclude asset dispositions that may result from the Mergers. Further, the unaudited pro forma condensed combined statement of operations does not reflect the effect of any regulatory actions that may impact the results of the combined company following the Mergers.

The unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Southwestern’s Annual Report on Form 10-K for the year ended December 31, 2021, Indigo’s historical financial statements and accompanying notes as of and for the six months ended June 30, 2021 (incorporated by reference from Exhibit 99.3 to the Current Report on Form 8-K filed with the Commission on August 10, 2021), and GEPH’s historical financial statements and accompanying notes for the nine months ended September 30, 2021 (included as Exhibit 99.3 to this Current Report on Form 8-K/A).

Southwestern Energy Company
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2021
(in millions, except share/per share amounts)

	Southwestern Historical	Indigo Historical Through 6/30/21	Indigo Historical 7/1/21- 8/31/21	GEPH Historical Through 9/30/21	GEPH Historical 10/1/21- 12/31/21	Indigo Reclassification and Conforming Adjustments (Note 2)		GEPH Reclassification and Conforming Adjustments (Note 2)		Indigo Acquisition Adjustment (Note 2)		GEPH Acquisition Adjustment (Note 2)		Pro Forma Combined
Operating Revenues:
Gas sales	$3,412	$—	$—	$500	$323	$695	(a)	$—		$—		$—		$4,930
Oil sales	394	—	—	—	—	4	(a)	—		—		—		398
NGL sales	890	—	—	—	—	8	(a)	—		—		—		898
Natural gas, oil and natural gas liquids sales	—	469	238	—	—	(707)	(a)	—		—		—		—
Marketing	1,963	—	—	—	—	98	(a)	—		—		—		2,061
Other	8	(229)	(268)	—	—	503	(a)	—		—		—		14
Total Revenues	6,667	240	(30)	500	323	601		—		—		—		8,301
Operating Costs and Expenses:
Marketing purchases	1,957	—	—	—	—	97	(a)	—		—		—		2,054
Operating expenses	1,170	112	39	45	17	69	(a)	100	(a)	—		—		1,552
Gathering and transportation expense	—	118	48	73	27	(166)	(a)	(100)	(a)	—		—		—
General and administrative expenses	138	28	41	2	27	(25)	(a)	(24)	(a)	—		—		187
Merger-related expenses	76	—	—	—	—	25	(a)	24	(a)	—		—		125
(Gain) loss on sale of operating assets	—	623	—	1	—	(623)	(a)	—		—		—		1
Restructuring charges	7	—	—	—	—	—		—		—		—		7
Depreciation, depletion and amortization	546	223	81	216	80	—		1	(a)	(73)	(c)	4	(c)	1,078
Accretion of asset retirement obligation	—	—	—	1	—	—		(1)	(a)	—		—		—
Impairments	6	26	—	—	—	—		—		—		—		32
Exploration	—	—	—	—	—	—		—		—		—		—
Severance taxes	—	6	3	14	6	(9)	(a)	(20)	(a)	—		—		—
Taxes, other than income taxes	132	—	—	—	—	9	(a)	20	(a)	—		—		161
Total Operating Costs and Expenses	4,032	1,136	212	352	157	(623)		—		(73)		4		5,197
Operating Income (Loss)	2,635	(896)	(242)	148	166	1,224		—		73		(4)		3,104
Interest Expense:
Interest on debt	220	19	8	1	—	3	(a)	7	(a)	(1)	(d)	33	(e)	290
Other interest charges	13	—	—	—	—	2	(a)	1	(a)	—		—		16
Interest capitalized	(97)	—	—	—	—	(5)	(a)	(8)	(a)	(17)	(b)	15	(b)	(112)
Net Interest Expense	136	19	8	1	—	—		—		(18)		48		194

	Southwestern Historical		Indigo Historical Through 6/30/21	Indigo Historical 7/1/21- 8/31/21		GEPH Historical Through 9/30/21	GEPH Historical 10/1/21- 12/31/21	Indigo Reclassification and Conforming Adjustments (Note 2)		GEPH Reclassification and Conforming Adjustments (Note 2)	Indigo Acquisition Adjustment (Note 2)		GEPH Acquisition Adjustment (Note 2)		Pro Forma Combined

Loss on Derivatives	(2,436)		—	—		(266)	123	(601)	(a)	—	—		—		(3,180)
Loss on Early Extinguishment of Debt	(93)		(34)	—		—	—	—		—	—		—		(127)
Loss from Equity Method Investment	—		(8)	(2)		—	—	—		—	—		—		(10)
Other Income, Net	5		1	—		(1)	—	—		—	—		—		5
Income (Loss) Before Income Taxes	(25)	—	(956)	(252)	—	(120)	289	623		—	91		(52)		(402)
Provision (Benefit) for Income Taxes:
Current	—		—	—		—	—	—		—	—		—		—
Deferred	—		—	—		—	—	—		—	—		—		—
Total Provision (Benefit) for Income Taxes	—		—	—		—	—	—		—	—		—		—
Income (Loss) from Continuing Operations	$(25)		$(956)	$(252)		$(120)	$289	$623		$—	$91		$(52)		$(402)

Loss Per Common Share:
Basic	$(0.03)														$(0.36)
Diluted	$(0.03)														$(0.36)

Weighted Average Common Shares Outstanding:
Basic	789,657,776										224,909,596	(f)	99,337,748	(g)	1,113,905,120
Diluted	789,657,776										224,909,596	(f)	99,337,748	(g)	1,113,905,120

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Southwestern Energy Company
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial statement of operations has been derived from the historical consolidated statements of operations of Southwestern, from the historical financial activity of Indigo through August 31, 2021, as the Indigo Merger was completed on September 1, 2021, and from the historical financial activity of GEPH through December 31, 2021, the date the GEPH Merger was completed. Certain of Indigo’s and GEPH’s historical amounts have been reclassified to conform to Southwestern’s financial statement presentation. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to the Mergers and related transactions as if each transaction had been completed on January 1, 2021.

The unaudited pro forma condensed combined statement of operations reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Southwestern believes are reasonable, however, actual results may differ from those reflected in this statement of operations. In Southwestern’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed combined statement of operations does not purport to represent what Southwestern’s results of operations would have been if the transactions had actually occurred on the dates indicated above, nor are they indicative of Southwestern’s future results of operations. The unaudited pro forma condensed combined statement of operations should be read in conjunction with the historical consolidated financial statements and related notes of Southwestern, Indigo and GEPH, as applicable, for the periods presented.

The unaudited pro forma condensed combined statement of operations include adjustments to conform Indigo’s and GEPH’s accounting policies to Southwestern’s accounting policies, including adjusting Indigo’s and GEPH’s oil and gas properties to the full cost method. Both Indigo and GEPH followed the successful efforts method of accounting for oil and gas properties, while Southwestern follows the full cost method of accounting for oil and gas properties. Certain costs that are expensed under the successful efforts method are capitalized under the full cost method, including unsuccessful exploration drilling costs, geological and geophysical costs, delay rentals on leases and general and administrative expenses directly related to exploration and development activities. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are all included in a single full cost pool, which is amortized on a units-of-production basis over total proved reserves. Under the successful efforts method of accounting, property acquisition costs are amortized on a units-of-production basis over total proved reserves, while costs of wells and related equipment and facilities are amortized on a units-of-production basis over proved developed reserves. The pro forma condensed combined statement of operations has reclassified Indigo’s and GEPH’s exploration expenses, which are capitalized under the full cost method of accounting for oil and gas properties.

Note 2. Pro Forma Adjustments

The following adjustments have been made to the accompanying unaudited pro forma condensed combined statement of operations:

(a)The following reclassifications and conforming adjustments were made as a result of the transactions to conform to Southwestern’s presentation and full-cost accounting methodology for oil and gas properties:
Indigo Reclassification and Conforming Adjustments
•Reflects reclassification of approximately $707 million from natural gas, oil and natural gas liquids (“NGL”) sales to the respective sales revenues by product ($695 million for gas sales, $4 million for oil sales and $8 million for NGL sales);
•Reflects reclassification of approximately $166 million from gathering and transportation expense to operating expenses;

•Reflects reclassification of approximately $25 million from general and administrative expenses to merger-related expenses;
•Reflects the elimination of $623 million of loss on sale of operating assets related to the sale of oil and gas properties which is not recorded on the statement of operations under the full cost method of accounting for oil and gas properties (used by Southwestern) as the sale would not significantly alter the relationship between capitalized costs and proved reserves in Southwestern’s full cost pool;
•Reflects reclassification of approximately $9 million from severance taxes to taxes, other than income;
•Reflects reclassification of a $601 million loss in other revenue to loss on derivatives;
•Reflects reclassification of $98 million in third party gas sales from other revenues to marketing revenues;
•Reflects reclassification of $97 million in third party gas purchases from operating expenses to marketing purchases; and
•Reflects the gross up of capitalized interest of $5 million, gross up of interest paid of $3 million, and gross up of $2 million in other interest charges related to the amortization of debt issuance costs to demonstrate the components that comprised net interest expense.
GEPH Reclassification and Conforming Adjustments
•Reflects reclassification of approximately $100 million from transportation, gathering and compression to operating expenses;
•Reflects reclassification of approximately $24 million from general and administrative expenses to merger-related expenses;
•Reflects reclassification of approximately $1 million accretion of asset retirement obligation to depreciation, depletion and amortization;
•Reflects reclassification of approximately $20 million from severance taxes to taxes, other than income; and
•Reflects the gross up of capitalized interest of $8 million, gross up of interest paid of $7 million, and gross up of $1 million in other interest charges related to the amortization of debt issuance costs to demonstrate the components that comprised net interest expense.
(b)Reflects a $17 million decrease and a $15 million increase in capitalized interest related to the fair value of the unevaluated oil and gas properties acquired from Indigo and GEPH for the twelve months ended December 31, 2021, respectively.
(c)Reflects the pro forma depreciation, depletion and amortization (“DD&A”) expense calculated in accordance with the full cost method of accounting for oil and gas properties, which was based on the preliminary purchase price allocations for Indigo and GEPH, as applicable.
(d)Reflects an approximately $1 million decrease in interest on debt for the twelve months ended December 31, 2021 related to the pay-off and retirement of the Indigo credit facility, all related accrued interest and the associated decrease in amortization of issuance costs related to Indigo’s revolving line of credit. These decreases are partially offset by an increase in interest expense related to the $373 million borrowing under Southwestern’s credit facility to fund the cash portion of the merger consideration associated with the Indigo Merger.
(e)Reflects an approximately $33 million net increase in interest on debt for the twelve months ended December 31, 2021 related to the $550 million borrowing under Southwestern’s Term Loan and the use of $727 million of the net proceeds from the 2032 Notes offering, the combined proceeds of which were used to fund the $1,269 million cash portion of the merger consideration associated with the GEPH Merger. The increase was partially offset by the decrease in interest on debt associated with the pay-off and retirement of the GEPH credit facility, all related accrued interest and the associated decrease in amortization of issuance costs related to GEPH’s revolving line of credit.

(f)Reflects the impact of the issuance of shares of Southwestern common stock to Indigo’s equity holders to effect the Indigo Merger, which is reflected in Southwestern’s historical condensed consolidated balance sheet as of December 31, 2021. This adjustment reflects the impact of these additional shares on the weighted average basic and diluted shares outstanding used to calculate the respective earnings per share amounts.
(g)Reflects the impact of the issuance of shares of Southwestern common stock to GEPH’s equity holders to effect the GEPH Merger, which is reflected in Southwestern’s historical condensed consolidated balance sheet as of December 31, 2021. This adjustment reflects the impact of these additional shares on the weighted average basic and diluted shares outstanding used to calculate the respective earnings per share amounts.